Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

REGENXBIO Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o) and 457(r) (1)	N/A	N/A	$150,000,000	0.00011020	$16,530
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$150,000,000		$16,530
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$16,530

(1)

The filing fee is calculated and is being paid pursuant to Rules 456(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant initially deferred payment of the registration fees for its Registration Statement on Form S-3 (File No. 333-269086) filed by the Registrant with the Securities and Exchange Commission on December 30, 2022 pursuant to Rules 456(b) and 457(r) under the Securities Act.